UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2009

Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Offers to Purchase Notes Due in 2011

On September 16, 2009, Exelon Corporation (Exelon) announced the commencement of a cash tender offer for any and all of its outstanding $500,000,000 6.75% Senior Notes due May 1, 2011. Simultaneously, Exelon Generation Company, LLC (Generation) announced the commencement of a cash tender offer for any and all of its outstanding $699,975,000 6.95% Notes due June 15, 2011.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sale of Senior Notes

On September 16, 2009, Generation announced that it has agreed to sell $600 million of Senior Notes maturing on October 1, 2019, with a coupon of 5.20% and $900 million of Senior Notes maturing on October 1, 2039, with a coupon of 6.25%. The sale of the Senior Notes is expected to close on September 23, 2009.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Generation intends to use the net proceeds from the sale of its Senior Notes to (1) finance Generation’s purchase of its 6.95% Senior Notes due June 15, 2011 tendered pursuant to Generation’s cash offer to purchase those notes and (2) for other general corporate purposes, including a distribution of approximately $550 million to Exelon to fund a portion of Exelon’s purchase of its 6.75% Senior Notes due May 1, 2011 tendered pursuant to Exelon’s cash offer to purchase those notes. The sale of the Senior Notes and the retirement of Exelon and Generation Senior Notes due 2011 are intended to capitalize on favorable financing conditions and mitigate refinancing risk in 2011. As a result of the Exelon and Generation tender offers, Exelon expects to record approximately $75 million after-tax, or $0.11 per diluted share, of non-recurring debt redemption costs in the third quarter of 2009, of which Generation will record a portion of the total charge. The aforementioned costs will be excluded from 2009 adjusted (non-GAAP) operating earnings.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Exelon and Generation on September 16, 2009

99.2	Press Release issued by Generation on September 16, 2009

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. Neither Registrant makes any representation as to information relating to the other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. The Registrants do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

September 16, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Exelon and Generation on September 16, 2009

99.2	Press Release issued by Generation on September 16, 2009